UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2010
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Shenandoah Telecommunications Company
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(Exact name of registrant as specified in its charter)
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Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (540) 984-4141

Not applicable
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 16, 2010, Shenandoah Telecommunications Company (the “Company”) issued a press release announcing that it had signed an asset purchase agreement to purchase the cable operations of JetBroadband Holdings, LLC for $148 million in cash, subject to certain adjustments.  The acquired cable operations offer video, high speed Internet and voice services representing approximately 66,500 revenue generating units in southern Virginia and southern West Virginia.  The acquired networks pass approximately 114,000 homes.  A copy of the asset purchase agreement is attached as Exhibit 10.43.

The Company anticipates closing on the acquisition following receipt of regulatory approvals which should occur within 90 to 120 days.

The Company will host a conference call on April 19, 2010, at 9 a.m. Eastern time to provide additional details about this acquisition.  Call-in details are provided in the copy of the press release attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.43	Asset Purchase Agreement

99.1	Press release dated April 16, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY
(Registrant)

April 16, 2010	/s/ Adele M. Skolits
Adele M. Skolits
Vice President - Finance and
Chief Financial Officer
(Duly Authorized Officer)